                                                                   EXHIBIT 10.12
                           GENERAL AND ADMINISTRATIVE
                          SERVICES AGREEMENT REGARDING
                     SERVICES BY TERRA NITROGEN CORPORATION
                     --------------------------------------


     THIS GENERAL AND ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is entered into effective as of January 1, 1995 (the "Effective Date") by and between TERRA INDUSTRIES INC., a Delaware corporation ("Terra"), and TERRA NITROGEN CORPORATION, a Delaware corporation (the "General Partner").

                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, in October 1994, Terra acquired the General Partner, which owns
(i) a 1.0101% general partner interest in Terra Nitrogen Company, L.P., a Delaware limited partnership (the "Partnership") and a 1% general partner interest in Terra Nitrogen, Limited Partnership, a Delaware limited partnership, all of the limited partner interests of which are held by the Partnership (such partnership and the Partnership herein referred to as the "Partnerships"), and
(ii) limited partner units representing an approximate 59.2% limited partner interest in the Partnership;

     WHEREAS, Senior Preference Units representing an aggregate 39.8% limited partner interest in the Partnership are publicly traded on the New York Stock Exchange;

     WHEREAS, the business of the Partnership is similar to that of other subsidiaries of Terra, and Terra desires that the General Partner provide certain general and administrative services to Terra and certain of Terra's affiliates;

     WHEREAS, the General Partner is able to provide certain of such services to Terra and its affiliates; and

     WHEREAS, Terra and the General Partner desire by their execution of this Agreement to evidence their understanding concerning the providing of certain services by the General Partner to Terra and its affiliates; and

     WHEREAS, capitalized terms used herein but not defined shall have the meanings given them in the Agreement of Limited Partnership of the Partnership dated as of December 4, 1991 (the "Partnership Agreement"), as such agreement is in effect on the Effective Date to which reference is hereby made for all purposes of this Agreement.

     THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Term. Subject to the terms hereof, the term of this Agreement shall be from the Effective Date and extending for a period of one (1) year. Thereafter, the term shall be automatically extended for successive periods of one (1) year each, unless terminated by either party at the end of such one year period upon at least ninety (90) days' prior written notice to the other.

     2. Services. During the term hereof, in exchange for the payment described herein, the General Partner agrees to provide to Terra and, as directed by Terra, any of its Affiliates, certain general and administrative services (the "Services") in accordance with the terms of this Agreement. If necessary and appropriate, the General Partner may cause third-party contractors to provide the Services called for by this Agreement; provided, however, that the General Partners shall remain responsible for the provision of the Services in accordance with this Agreement. The Services provided hereunder shall be those listed on Exhibit A attached hereto.

     3. Quality of Service. The parties agree that the Services described in Exhibit A attached hereto shall be of the same general quality which the General Partner provides to the Partnerships. If Terra decides to use a Service listed on Exhibit A that has been caused by the General Partner to be provided by a third party provider ("Outsourced") which is not an Affiliate of Terra, the parties hereto agree that such Service will be of a quality provided for in the agreement between the General Partner and the third-party provider. The General Partner alone may determine whether or not to Outsource a Service. In general, the General Partner will use the same standards it would use for itself or its other Affiliates in determining whether or not to Outsource a Service.

     4. Payment. Terra, in consideration for the performance of the Services by the General Partner, agrees to reimburse the General Partner for (i) all reasonable and documented direct expenses actually incurred by the General Partner relating to the Services provided by the General Partner hereunder to Terra and its Affiliates ("Direct Charges"), and (ii) a proportionate amount of all necessary and appropriate general, administrative, overhead and other indirect costs and expenses relating to the Services provided by the General Partner to Terra and its Affiliates hereunder in each case pursuant to the expense allocation guidelines set out in Exhibit A attached hereto ("Indirect Charges," and together with Direct Charges, "Charges"). If the compensation for the Services does not include sales, use, excise, value added or similar taxes, and if any such taxes are imposed on the Services, Terra shall pay or reimburse the General Partner for any such taxes.

     5.   Invoicing.

          (i) The General Partner shall invoice Terra quarterly or at such other times as the parties hereto may agree from time to time for all Direct Charges and Indirect Charges with respect to the preceding period and any adjustments that may be necessary to correct prior invoices. All invoices shall reflect in reasonable detail a description of the Services performed during the preceding period and documentation available to the General Partner backing up invoiced charges and shall be due and payable promptly after receipt of the invoice. Terra shall have the right to audit the records relating to invoices from time to time during normal business hours. In the event of default in payment by Terra, upon thirty (30) days' written notice to Terra, sent by certified mail to the address specified below, the

     General Partner may terminate this Agreement as to those Services which relate to the unpaid portion of the invoice if it has not received payment within such thirty (30) days; provided however, in the event of a dispute as to the propriety of invoiced amounts, Terra shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall notify the General Partner promptly after receipt of the invoice of the disputed amount and the reasons each such charge is disputed by Terra. The General Partner shall promptly provide Terra with records relating to the disputed amount so as to enable the parties to resolve the dispute. So long as the parties are attempting in good faith to resolve the dispute, the General Partner shall not be entitled to terminate the Services related to and by reason of the disputed charge.

          (ii) Any statement or payment not disputed in writing by either party within one year of the date of such statement or payment shall be considered final and no longer subject to adjustment. Terra shall not be obligated to pay for any Direct Charges or Indirect Charges for which statements for payment are submitted more than one year after the termination of this Agreement.

     6. Role of Terra. Terra shall not request performance of any Services for the benefit of any entity other than for itself or for its Affiliates.
Terra represents and agrees that it will use the Services only in accordance with all applicable federal, state and local laws and regulations, and in accordance with the reasonable conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions furnished from time to time by the General Partner to Terra. The General Partner reserves the right to take all actions, including termination of any particular Services, that the General Partner reasonably believes to be necessary to assure compliance with applicable laws and regulations. The General Partner will notify Terra of the reasons for any such termination of Services.

     7. Limited Warranty; Limitation of Liability. The General Partner represents that it will provide the Services to Terra with reasonable diligence. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, THE GENERAL PARTNER MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED TO OR PRODUCTS OBTAINED FOR TERRA. FURTHERMORE, TERRA MAY NOT RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES FOR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO THE GENERAL PARTNER BY ANY PARTY PERFORMING SERVICES ON BEHALF OF THE GENERAL PARTNER HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WRITTEN WARRANTY TO TERRA. TERRA AGREES THAT THE REMUNERATION TO BE PAID TO THE GENERAL PARTNER HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS LIMITATION OF LIABILITY AND DISCLAIMER OF

WARRANTIES. IN NO EVENT SHALL THE GENERAL PARTNER BE LIABLE TO TERRA OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF THE GENERAL PARTNER OR WHETHER WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT.

     8. Force Majeure. This Agreement shall not be terminated as a result of any failure of a party to perform any of its obligations hereunder if such failure is due to circumstances beyond its control (an "Event of Force Majeure"), including, but not limited to, any requisition by any government authority, act of war, strike, boycott, lockout, picketing, riot, sabotage, civil commotion, insurrection, epidemic, disease, act of God, fire, flood, accident, explosion, earthquake, storm, failure of public utilities or common carriers, mechanical failure, embargo, or prohibition imposed by any governmental body or agency having authority over the party, provided that at such time as an Event of Force Majeure no longer exists, the respective obligations of the parties hereto shall be reinstated and this Agreement shall continue in full force and effect. The party affected by an Event of Force Majeure shall give prompt notice thereof to the other party hereto and each party shall use good faith efforts to minimize the duration and consequences of, and to eliminate, any such Event of Force Majeure.

     9. Severability. In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of the Agreement will be null and void and the remainder of the Agreement will be binding on the parties as if the unenforceable provisions had never been contained herein.

     10. Relationship of the Parties. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party. Except as otherwise provided herein, no party shall have any right, power or authority to create any obligation, express or implied, on behalf of any other party. Nothing in this Agreement is intended to create or constitute a joint venture or partnership between the parties hereto or persons referred to herein.

     11. Assignment. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other party.

     12. Confidentiality. Terra shall keep and hold, and shall cause its officers, employees and other agents to keep and hold, in strictest confidence, all confidential and/or proprietary information respecting, or in any way related to, the General Partner and/or the business, operations, financial results and affairs of the General Partner, whenever and however learned unless such confidential and/or proprietary information (i) becomes generally available to the public, provided this occurs by means other than the breach of this section, (ii) was available on a non-confidential basis to Terra prior to its disclosure by the General Partner, (iii) becomes available to

Terra on a non-confidential basis from a source other than the General Partner, provided that such source is not a party to a confidentiality agreement concerning such information, or (iv) is required to be disclosed pursuant to law or regulation. The provisions of this Section 12 shall survive any expiration or earlier termination of this Agreement.

     13. Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the performance of the Services. All prior or contemporaneous written or oral agreements are merged herein.

     14. Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Oklahoma, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

     15. Amendment or Modification. This Agreement may be amended or modified from time to time only by a written amendment signed by the parties hereto.

     16. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by telegram or telecopier, as follows:

          If to Terra:                 Terra Industries Inc.
                                       Terra Centre
                                       600 Fourth Street
                                       P.O. Box 6000
                                       Sioux City, Iowa  51102-6000
                                       Attention:  General Counsel
                                       Telecopier:  (712) 279-8719

          If to the General Partner:   Terra Nitrogen Corporation
                                       5100 East Skelly Drive
                                       Suite 800
                                       Tulsa, Oklahoma  74135
                                       Attention: President
                                       Telecopier: (918) 664-3654

     Notice given by personal delivery or mail shall be effective upon actual receipt by the person to whom addressed. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     17. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each party signatory hereto agrees to execute and deliver such additional documents and instruments as may be required for the General Partner to provide the Services hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement.

     18. No Third-Party Beneficiary. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Person shall have the right, separate and apart from Terra and the General Partner, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

     19. Mediation. Terra and the General Partner agree to negotiate in good faith in an effort to resolve any dispute related to this Agreement that may arise between the parties. If the dispute cannot be resolved promptly by negotiation, then either party may give the other party written notice that the dispute should be submitted to mediation. Promptly thereafter, a mutually acceptable mediator shall be chosen by the parties, who shall share the cost of mediation services equally. If the dispute has not been resolved by mediation within ninety (90) days after the date of written notice requesting mediation, then either party may initiate litigation and pursue any and all remedies at law or at equity to which such party is entitled.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be singed on their behalf by their duly authorized officers.

                                        TERRA INDUSTRIES INC.



                                        By: /S/ Robert E. Thompson
                                           ---------------------------------
                                        Name: Robert E. Thompson
                                        Title: Vice President, Controller

                                        TERRA NITROGEN CORPORATION



                                        By: /S/  David F. Anderson
                                           ---------------------------------
                                        Name: David F. Anderson
                                        Title: Vice President and Controller

                                                                       EXHIBIT A
                           TERRA NITROGEN CORPORATION
                               EXPENSE ALLOCATION

GENERAL
- -------

Terra Nitrogen Corporation ("TNC") pays all selling, general and administrative expenses for the Division, except for those expenses directly invoiced to and paid by Beaumont Methanol, Limited Partnership ("BMLP") or Terra International, Inc. ("TI") in Sioux City. In addition, Terra Industries Inc. charges allocated overhead expenses to each entity within the Division (Terra Nitrogen Company, L.P., "TNCLP", BMLP and TI). These charges are recorded directly on each company's books with no further allocation by the Division.

ALLOCATION OVERVIEW
- -------------------

Expenses incurred that are specifically identifiable are charged directly to the business unit. Expenses that are not specifically identifiable, but can be related to a specific cost causative factor (headcount, usage, number of transaction, etc.), are allocated using such causative factor depending on the nature of the expense. Other expenses with no apparent cost causative factor are allocated using a 3-factor formula (see definition below).

ALLOCATION FORMULA
- ------------------

The 3-factor formula uses employee headcount, sales volume and assets, whereby each factor receives equal weighting in calculating the allocation percentage for the various entities. A sample Allocation Formula is presented here for illustration purposes:

                              Co. X   Co. Y   Co. Z    Total
                              ------  ------  ------  -------
Headcount                       100     200     200      500
  % to total                    20%     40%     40%     100%
Volumes (tons)                  600     300     300    1,200
  % to total                    50%     25%     25%     100%
Assets in millions               $4      $5     $11      $20
  % to total                    20%     25%     55%     100%

Allocation factor
 (sum of %'s divided by 3)      30%     30%     40%

For definition purposes in Terra Nitrogen Corporation's Allocation Formula, "assets" includes the net book value of property, plant and equipment.

SPECIFIC ALLOCATIONS
- --------------------

The following is a brief description of the allocation approach used for specific departments or individual types of expenses incurred by TNC.

* Partnership support costs - The cost of support functions which strictly support TNCLP business are directly assigned to TNCLP. These include:

   --  Public reporting costs
   --  K-1 preparation expenses
   --  Audit fees
   --  Director's fees and expenses

*  Incentive compensation expense - Directly assigned to each business unit.

*  Commission on feed sales - Directly assigned.

* Human Resources department - The cost of the Human Resources department is assigned based on headcount to the extent that human resource functions support each business unit.

* Methanol Marketing department - The cost of Methanol Marketing are allocated based on methanol production volumes (tons).

* Fertilizer Marketing department - Fertilizer Marketing department costs are allocated based on volumes (tons).

* Marketing Planning & Administrative department - Marketing Planning & Administrative costs are allocated based on volumes.

* Computer Systems department - Computer department costs are allocated based on usage.

* Supply and Distribution department - Supply and Distribution costs are allocated based on freight costs.

*  Depreciation and office rent expense - Allocated based on estimated usage.

* Insurance - All insurance for the Division is paid and administered by Terra Industries. Property insurance for TI plants are charged directly to the plants' production costs. Insurance costs relating to BMLP are charged by Terra Industries directly to BMLP. Costs related to TNC and TNCLP are initially charged to TNC by Terra Industries and allocated by TNC as follows:

   (Note: the following insurance charges, except for property insurance, are initially recorded on TNC's books as prepaid insurance and as the prepaid balance amortizes, the amount of the expense is charged to TNCLP's plants or TNC as discussed below. Property insurance is paid by TNCLP to TNC and the prepaid balance is recorded on TNCLP's books.)

   -- Directors & Officers' liability and fiduciary insurance are allocated to TNCLP.
   -- Workman's compensation is a component of payroll burden and is allocated to TNCLP and TNC as a percentage of salaries.
   -- Property, general liability and excess liability insurance are allocated to TNCLP and are further allocated to the individual TNCLP plants based on net property, plant and equipment values.
   -- Auto liability insurance is allocated to TNCLP's plants and TNC based on the number of vehicles.

*  Fertilizer commissions - Allocated based on volumes.

* All other costs - All other costs are allocated based on the use of the 3-factor formula previously described. Examples of these costs include Executive, Controller and General Administrative Departments.